UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2008
INFINITY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-17204 (Commission File Number)	20-3126427 (I.R.S. Employer Identification Number)

633 Seventeenth Street, Suite 1800
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 932-7800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On June 18, 2008, the Board of Directors of the Company approved the grant of options for the purchase of 350,000 shares of Common Stock to Stanton E. Ross, and options for the purchase of 200,000 shares of Common Stock to Daniel F. Hutchins. The grants were made under the Company’s Equity Incentive Plans. The exercise price of such options was equal to the closing price of the Company’s Common Stock on the Pink Sheets on June 18, 2008, or $.38 per share. Each option was vested 100% on the date of grant, and shall expire ten years from the date of grant.

Item 8.01.	Other Events
     On June 18, 2008, Infinity Energy Resources, Inc. (“Infinity”) held its annual meeting of shareholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting consisted of two proposals set forth in Infinity’s Proxy Statement dated April 29, 2008. The two proposals submitted to a vote of shareholders are set forth below:
     (a) The election of five directors to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified; and
     (b) To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC, as Infinity’s independent registered public accounting firm for the current fiscal year.
     The following sets forth the votes cast for, against or withheld, as well as the number of abstentions, as to each of the proposals presented at the meeting:
Election of Directors:

Nominee	For	Withheld
Stanton E. Ross	13,967,968	1,640,278
Daniel F. Hutchins	14,367,137	1,238,101
Elliot M. Kaplan	14,411,828	1,193,410
Robert O. Lorenz	14,208,650	1,396,588
Leroy C. Richie	14,202,850	1,402,388
Ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as Infinity’s independent registered public accounting firm:

For	Against	Abstain
15,021,379	521,647	62,212
Each of the proposals presented at the Annual Meeting was approved.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: June 19, 2008

Infinity Energy Resources, Inc.
By:	/s/ Daniel F. Hutchins
Daniel F. Hutchins
Chief Financial Officer

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